EXHIBIT 21




                         SUBSIDIARIES OF THE REGISTRANT

                                                          Percentage of   State of Incorporation
         Parent                  Subsidiary                Ownership        or Organization
------------------------------------------------------------------------------------------------

First Midwest             First Federal Savings Bank         100%                 Federal
Financial, Inc.           of the Midwest

First Midwest             Security State Bank                100%                 Iowa
Financial, Inc.

First Midwest             First Midwest Financial            100%                 Delaware
Financial, Inc.           Capital Trust I

First Federal Savings     First Services Financial           100%                 Iowa
Bank of the Midwest       Limited

First Services            Brookings Service                  100%                 South Dakota
Financial Limited         Corporation



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         The financial statements of First Midwest Financial, Inc. are consolidated with those of its subsidiaries.